Exhibit 99.1

J. C. PENNEY COMPANY, INC. PROVIDES UPDATE ON
CONTINUED PROGRESS OF TURNAROUND

Company Reports Positive Comparable Store Sales in October

PLANO, TX -- (Nov. 7, 2013) –– J. C. Penney Company, Inc. (NYSE: JCP) (the "Company") today reported that it continues to make meaningful progress in its turnaround and provided an update on the Company’s performance.  Preliminary highlights include:

• Same store sales increased 0.9 % in October, marking a 490 basis point increase over September
• Sales on jcp.com increased 37.6 % versus last year, a continuation and acceleration of the positive trend in the Company’s online business
• Conversion continues to improve in October compared to last year, reflecting favorable customer response to promotional events and improved inventory levels

“JCPenney has made significant progress in addressing the challenges it faces, and we believe the Company is on the right track to return to long-term profitable growth,” said Myron E. (Mike) Ullman, III, Chief Executive Officer of JCPenney. “We are proud of our October sales improvement, which we achieved despite the federal government shutdown and a challenging consumer environment. Not only did we deliver positive same store sales for the first time since December of 2011, we also saw significantly improved sales trends in Home and Men’s apparel, as well as Women’s accessories.”

JCPenney is a Better Place to Shop

The Company attributes its improved sales trends to the restoration of inventory levels in key private brands, including St. John’s Bay®, Stafford®, and jcp Home™, and significant sales increases in Levi’s®, Nike®, Carter's®, Dockers®, Alfred Dunner®, Vanity Fair® and IZOD®, some of the Company’s largest national brands. The Company also continues to make strides in the reconfiguration of its Home department both in stores and online to better reflect how customers shop while highlighting its most compelling brands and price points. These changes are beginning to resonate, as Home saw the largest percentage sales increase among the Company’s divisions in October.

The Company is encouraged by the performance of jcp.com, which was up 37.6 % in October, continuing and accelerating the positive trend of the last several months across all merchandise divisions.  Sales of Home merchandise online were up over 50 % from last year.  Overall, sales in Home categories constituted almost half of the total .com sales in October.  Women’s, Men’s and

Children’s apparel were also strong performers online during the month, with Children’s benefiting from the Company’s launch of Disney toys, role play and fashion apparel for kids.

The Company also opened 30 new Sephora inside JCPenney locations in October, bringing the total to 446 locations.

Overall, gross margin for the third quarter was negatively impacted by lower clearance margins due to the overhang of inventory from the first two quarters of the year, higher levels of clearance units sold, as well as the Company's transition back to a promotional pricing strategy.  The Company noted, however, that gross margin showed sequential improvement within the quarter, with October representing the highest margin levels of the quarter.

Mr. Ullman continued, “As the turnaround is progressing, we are focused on restoring a compelling mix of private, exclusive and national brand merchandise that better resonates with our customer   and results in fewer markdowns at the end of the selling season.”

Reconnecting with the Customer

For the month of October, conversion improved from the same period last year, due in large part to the Company’s focus on restocking the items customers expect to find at JCPenney, as well as the return of key promotional marketing events.  The Company reported that while average unit retail and overall traffic fell below last year’s levels, the average transaction value and units per transaction in October were up from last year.

Mr. Ullman concluded, “The success we’ve had to date in reconnecting with our customers is energizing the teams throughout our organization, enabling us to achieve customer service scores that are at an all-time high for the Company.  As we look ahead, we are fully prepared to execute our aggressive plans for the holidays, including opening at 8:00 pm on Thanksgiving Day. We will soon be unveiling new marketing to better communicate the unique value and stylish merchandise assortment we offer. We expect the holiday season to be extremely competitive, and we are ready to win.”

Third Quarter Earnings to be Released Pre-Market on Wednesday, November 20th

The Company announced that it will release its third quarter 2013 financial results on Wednesday, November 20 at 7:30 a.m. ET, followed by a live conference call and webcast conducted by Chief Executive Officer Mike Ullman and Chief Financial Officer Ken Hannah that will begin at 8:30 a.m. ET.

To access the conference call, please dial (866)-318-8617, or (617)-399-5136 for international callers, and reference 56471359 for the participant code or visit the Company's investor relations website at http://ir.jcpenney.com.  Telephone playback will be available for 90 days beginning approximately two hours after the conclusion of the call by dialing (888)-286-8010, or (617)-801-6888 for international callers and referencing 60221800 for the participant code.

Investors and others should note that we currently announce material information using SEC filings, press releases, public conference calls and webcasts.  In the future, we will continue to use these channels to distribute material information about the Company and may also utilize our website and/or various social media to communicate important information about the Company, key personnel, new brands and services, trends, new marketing campaigns, corporate initiatives and other matters.  Information that we post on our website or on social media channels could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website as well as the following social media channels:

Facebook (https://www.facebook.com/jcp) and Twitter (https://twitter.com/jcpnews).

Any updates to the list of social media channels we may use to communicate material information will be posted on the Investor Relations page of the Company’s website at www.jcp.com.

Media Relations:
(972) 431-3400 or jcpnews@jcp.com
Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home furnishing retailers, is dedicated to becoming America’s preferred retail destination for unmatched style, quality and value. Across approximately 1,100 stores and at jcp.com, customers will discover an inspiring shopping environment that features the most sought after collection of private, national and exclusive brands and attractions. For more information, please visit jcp.com.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales trends, year-end liquidity and the Company’s outlook for the holiday season.  Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our turnaround strategy, customer acceptance of our new strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations.  Please refer to the Company’s most recent Form 10-Q and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We do not undertake to update these forward-looking statements as of any future date.
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